EXHIBIT 10.1

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING THE SECURITIES IS EFFECTIVE UNDER THE SECURITIES ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO THAT EFFECT HAS BEEN RENDERED BY COUNSEL.

WARRANT

Original Issue Date: February 1, 2015

FOR VALUE RECEIVED, Hawker Energy, Inc., a Nevada corporation (the “Company”), hereby certifies that Sefton Resources, Inc., a British Virgin Islands corporation, or its permitted registered assigns (the “Holder”), is entitled to purchase from the Company Five Million (5,000,000) duly authorized, validly issued, fully paid and nonassessable shares of Common Stock at a purchase price per share of $0.25 (subject to adjustment as provided herein, the “Exercise Price”), all subject to the terms, conditions and adjustments set forth below in this Warrant. Capitalized terms used but not otherwise defined in this Warrant are defined in Section 1.

This Warrant has been issued under to the terms of the Share Purchase Agreement, dated as of January 12, 2015 (the “Purchase Agreement”), among TEG Oil & Gas U.S.A., Inc., the Company and the Holder.

1.             Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:

“$” means United States dollars.

“Aggregate Exercise Price” means an amount equal to the product of (a) the number of Warrant Shares in respect of which this Warrant is then being exercised pursuant to Section 3, multiplied by (b) the Exercise Price in effect as of the Exercise Date.

“Board” means the board of directors of the Company.

“Business Day” means any day, except a Saturday, Sunday or legal holiday on which banking institutions in the city of Los Angeles, California, are authorized or obligated by law or executive order to close.

“Certificate and Election” has the meaning set forth in Section 3(a)(i).

“Common Stock” means the common stock, par value $0.001 per share, of the Company, and any capital stock into which such Common Stock shall have been converted, exchanged or reclassified following the Original Issue Date.

“Company” has the meaning set forth in the preamble of this Warrant.

“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options.

“Exercise Date” means, for any given exercise of this Warrant, the date on which the conditions to such exercise as set forth in Section 3 have been satisfied at or prior to 5:00 p.m., Los Angeles, California time, on a Business Day, including, without limitation, the receipt by the Company of the Exercise Agreement, this Warrant and the Aggregate Exercise Price.

“Exercise Period” has the meaning set forth in Section 2.

“Exercise Price” has the meaning set forth in the preamble of this Warrant.

“Fair Market Value” means, as of any particular date: (a) the volume weighted average of the closing sales prices of the Common Stock for that day on all domestic securities exchanges on which the Common Stock may at the time be listed; (b) if there have been no sales of the Common Stock on any exchange on that day, the average of the highest bid and lowest asked prices for the Common Stock on all exchanges at the end of that day; (c) if on that day the Common Stock is not listed on a domestic securities exchange, the closing sales price of the Common Stock as quoted on the OTC Bulletin Board or similar quotation system or association for that day; or (d) if there have been no sales of the Common Stock on the OTC Bulletin Board or similar quotation system or association on that day, the average of the highest bid and lowest asked prices for the Common Stock quoted on the OTC Bulletin Board or similar quotation system or association at the end of that day; in each case, averaged over twenty (20) consecutive Business Days ending on the Business Day immediately prior to the day as of which “Fair Market Value” is being determined; provided, that if the Common Stock is listed on any domestic securities exchange, the term “Business Day” as used in this sentence means Business Days on which the exchange is open for trading. If at any time the Common Stock is not listed on any domestic securities exchange or quoted on the OTC Bulletin Board or similar quotation system or association, the “Fair Market Value” of the Common Stock shall be the fair market value per share as determined by the Board in its reasonable discretion.

“Holder” has the meaning set forth in the preamble of this Warrant.

“Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

“Original Issue Date” has the meaning set forth on the cover page to this Warrant.

“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof.

“Purchase Agreement” has the meaning set forth in the preamble of this Warrant.

“Sale Event” means (i) any sale of Common Stock (excluding issuances of Common Stock by the Company) in a single transaction or a series of related transactions in which the holders of Common Stock immediately prior to the sale of Common Stock do not, directly or indirectly, own at least a majority of the Common Stock outstanding immediately after the sale of Common Stock, (ii) any merger, consolidation, reorganization or other business combination of the Company with or into any other corporation or other entity in which the holders of Common Stock immediately prior to the merger, consolidation, reorganization or business combination do not, directly or indirectly, own capital stock of the entity surviving the merger, consolidation, reorganization or business combination representing at least a majority of the combined voting power of the outstanding securities of the entity immediately after the merger, consolidation, reorganization or business combination, or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company to an unrelated person or entity by means of a single transaction or a series of related transactions.

“Securities Act” has the meaning set forth in the legend endorsed on the cover page of this Warrant.

“Warrant” means this Warrant and all warrants issued upon division or combination of, or in substitution for, this Warrant.

“Warrant Shares” means the shares of Common Stock or other securities then purchasable upon exercise of this Warrant, as the same may be adjusted in accordance with the terms of this Warrant.

2.             Term of Warrant. Subject to the terms and conditions of this Warrant, at any time or from time to time after the date hereof and prior to 5:00 p.m., Los Angeles, California time, on the five (5) year anniversary of the Original Issue Date or, if such day is not a Business Day, on the next preceding Business Day (the “Exercise Period”), the Holder of this Warrant may exercise this Warrant for all or any part of the Warrant Shares.

3.             Exercise of Warrant.

(a)           Exercise Procedure. This Warrant may be exercised from time to time on any Business Day during the Exercise Period, for all or any part of the unexercised Warrant Shares, upon:

(i)           surrender of this Warrant to the Company at its then principal executive offices (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction), together with Warrantholder’s Certificate and Election to Purchase in the form of Exhibit A (each, a “Certificate and Election”), duly completed (including specifying the number of Warrant Shares to be purchased) and executed; and

(ii)           payment to the Company of the Aggregate Exercise Price in accordance with Section 3(b).

(b)           Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made, at the option of the Holder as expressed in the Certificate and Election, by the following methods:

(i)           by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of the Aggregate Exercise Price;

(ii)          by instructing the Company to withhold a number of Warrant Shares then issuable upon exercise of this Warrant with an aggregate Fair Market Value as of the Exercise Date equal to the Aggregate Exercise Price, in which case the Holder shall receive a number of Warrant Shares determined in accordance with the following formula:

X = Y(A-B)
    A

Where	X =	the number of shares of Warrant Stock to be issued to the Holder;

Y =	the number of shares of Warrant Stock purchasable under the Warrant for cash (at the date of the calculation);

A =	the fair market value of one share of Common Stock (at the date of the calculation); and

B =	the Exercise Price (as adjusted to the date of the calculation);

(iii)          by surrendering to the Company (x) Warrant Shares previously acquired by the Holder with an aggregate Fair Market Value as of the Exercise Date equal to the Aggregate Exercise Price and/or (y) other securities of the Company having a value as of the Exercise Date equal to the Aggregate Exercise Price (which value in the case of debt securities shall be the principal amount thereof plus accrued and unpaid interest, in the case of preferred stock shall be the liquidation value thereof plus accumulated and unpaid dividends and in the case of shares of Common Stock shall be the Fair Market Value); or

(iv)           any combination of the foregoing.

In the event of any withholding of Warrant Shares or surrender of other equity securities pursuant to clause (ii), (iii) or (iv) above where the number of shares whose value is equal to the Aggregate Exercise Price is not a whole number, the number of shares withheld by or surrendered to the Company shall be rounded up to the nearest whole share and the Company shall make a cash payment to the Holder (by delivery of a certified or official bank check or by wire transfer of immediately available funds) based on the incremental fraction of a share being so withheld by or surrendered to the Company in an amount equal to the product of (x) the incremental fraction of a share being withheld or surrendered multiplied by (y) in the case of Common Stock, the Fair Market Value per Warrant Share as of the Exercise Date, and, in all other cases, the value as of the Exercise Date determined in accordance with clause (iii)(y).

(c)           Delivery of Stock Certificates. Upon receipt by the Company of the Exercise Agreement, surrender of this Warrant and payment of the Aggregate Exercise Price (in accordance with Section 3(a)), the Company shall, as promptly as reasonably practicable, and in any event within ten Business Days, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the Warrant Shares issuable upon exercise, together with cash in lieu of any fraction of a share, as provided in Section 3(d). The stock certificate or certificates so delivered shall be, to the extent possible, in denomination or denominations as the exercising Holder shall reasonably request in the Exercise Agreement and shall be registered in the name of the Holder or, subject to compliance with Section 7, the other Person’s name as shall be designated in the Exercise Agreement. This Warrant shall be deemed to have been exercised and the certificate or certificates of Warrant Shares shall be deemed to have been issued, and the Holder or (subject to compliance with Section 7) any other Person so designated to be named therein shall be deemed to have become a holder of record of the Warrant Shares for all purposes, as of the Exercise Date.

(d)           Fractional Shares. The Company shall not be required to issue a fractional Warrant Share upon exercise of this Warrant. As to any fraction of a Warrant Share that the Holder would otherwise be entitled to purchase upon exercise, the Company shall pay to the Holder an amount in cash (by delivery of a certified or official bank check or by wire transfer of immediately available funds) equal to the product of (i) that fraction multiplied by (ii) the Fair Market Value of one Warrant Share on the Exercise Date.

(e)           Delivery of New Warrant. Unless the purchase rights represented by this Warrant have expired or have been fully exercised, the Company shall, at the time of delivery of the certificate or certificates representing the Warrant Shares being issued in accordance with Section 3(c), deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Shares called for by this Warrant. The new Warrant shall in all other respects be identical to this Warrant.

(f)            Valid Issuance of Warrant and Warrant Shares; Payment of Taxes. With respect to the exercise of this Warrant, the Company hereby represents, covenants and agrees that:

(i)            This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

(ii)           All Warrant Shares issuable upon the exercise of this Warrant in compliance with the terms of this Warrant shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that the Warrant Shares are, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all taxes, liens and charges.

(iii)          The Company shall use commercially reasonable efforts to cause the Warrant Shares, immediately upon exercise, to be listed on any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares are listed at the time of exercise.

(iv)           The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Shares upon exercise of this Warrant; provided, that the Company shall not be required to pay any tax or governmental charge that may be imposed with respect to any applicable withholding or the issuance or delivery of the Warrant Shares to the Holder or to any other Person permitted to receive Warrant Shares upon exercise of this Warrant, and no issuance or delivery shall be made unless and until the Holder or such Person has paid to the Company the amount of any tax, or has established to the satisfaction of the Company that the tax has been paid.

(g)           Conditional Exercise. Notwithstanding any other provision of this Warrant, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a Sale Event, exercise may at the election of the Holder be conditioned upon the consummation of the transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of the transaction.

(h)           Reservation of Shares. During the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued Common Stock or other securities constituting Warrant Shares, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant, and the par value per Warrant Share shall at all times be less than or equal to the applicable Exercise Price. The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

4.             Adjustment to Exercise Price and Number of Warrant Shares. The Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 4.

(a)           Adjustment to Exercise Price and Warrant Shares Upon Dividend, Subdivision or Combination of Common Stock. If the Company shall, at any time or from time to time after the Original Issue Date, (i) pay a dividend or make any other distribution upon the Common Stock or any other capital stock of the Company payable in shares of Common Stock or in Options or Convertible Securities, or (ii) subdivide (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, then the Exercise Price in effect immediately prior to any dividend, distribution or subdivision shall be proportionately reduced and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to the combination shall be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately decreased. Any adjustment under this Section 4(a) shall become effective concurrent at the time the dividend, subdivision or combination becomes effective.

(b)           Adjustment to Exercise Price and Warrant Shares Upon Reorganization, Reclassification, Consolidation or Merger. In the event of any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company (other than (x) a change in par value, from par value to no par value, or from no par value to par value, or (y) as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) consolidation or merger of the Company with or into another Person, (iv) sale of all or substantially all of the Company’s assets to another Person, or (v) other similar transaction (other than any transaction covered by Section 4(a)), in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, each Warrant shall, immediately after the reorganization, reclassification, consolidation, merger, sale or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Shares then exercisable under this Warrant, be exercisable for the kind and number of shares of stock or other securities or assets of the Company or of the successor Person resulting from the transaction to which the Holder would have been entitled upon the reorganization, reclassification, consolidation, merger, sale or similar transaction if the Holder had exercised this Warrant in full immediately prior to the time of the reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of Warrant Shares then issuable hereunder as a result of exercise; and, in that case, appropriate adjustment (in form and substance determined by the Board in its reasonable discretion) shall be made with respect to the Holder’s rights under this Warrant to insure that the provisions of this Section 4 shall be applicable, as nearly as possible, to this Warrant in relation to any shares of stock, securities or assets acquirable upon exercise of this Warrant (including, in the case of any consolidation, merger, sale or similar transaction in which the successor or purchasing Person is other than the Company, an immediate adjustment in the Exercise Price to the value per share for the Common Stock reflected by the terms of the consolidation, merger, sale or similar transaction, and a corresponding immediate adjustment to the number of Warrant Shares acquirable upon exercise of this Warrant without regard to any limitations or restrictions on exercise, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger, sale or similar transaction). The provisions of this Section 4(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transactions. Subject to Section 5, the Company shall not effect any reorganization, reclassification, consolidation, merger, sale or similar transaction unless, prior to consummation, the successor Person (if other than the Company) resulting from the reorganization, reclassification, consolidation, merger, sale or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Warrant, the obligation to deliver to the Holder shares of stock, securities or assets which, in accordance with the foregoing provisions, the Holder is entitled to receive upon exercise of this Warrant. With respect to any corporate event or other transaction contemplated by the provisions of this Section 4(b), the Holder shall have the right to elect prior to the consummation of the event or transaction, to give effect to the exercise rights contained in Section 3 instead of giving effect to the provisions contained in this Section 4(b) with respect to this Warrant.

(c)           Certain Events. If any event of the type contemplated by the provisions of this Section 4 but not expressly provided for by its provisions occurs, then the Board shall make an appropriate adjustment in the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant so as to protect the rights of the Holder in a manner consistent with the provisions of this Section 4; provided, that no adjustment under this Section 4(c) shall increase the Exercise Price or decrease the number of Warrant Shares issuable as otherwise determined under this Section 4.

(d)           Certificate as to Adjustment.

(i)            As promptly as reasonably practicable following any adjustment of the Exercise Price that results in an increase or decrease of the Exercise Price of $0.01 or more, but in any event not later than twenty Business Days, the Company shall furnish to the Holder a certificate of an executive officer setting forth in reasonable detail the adjustment and the facts upon which it is based and certifying the calculation.

(ii)           As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than ten Business Days, the Company shall furnish to the Holder a certificate of an executive officer certifying the Exercise Price then in effect and the number of Warrant Shares or the amount, if any, of other shares of stock, securities or assets then issuable upon exercise of the Warrant; provided that the Holder may only exercise its rights pursuant to this Section 4(d)(ii) once during any twelve consecutive month period.

(e)           Notices. In the event:

(i)            that the Company takes a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(ii)           of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another Person, or sale of all or substantially all of the Company’s assets to another Person; or

(iii)         of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in each case, the Company shall send or cause to be sent to the Holder at least twenty days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for the dividend, distribution or other right or action, and a description of the dividend, distribution or other right, or (B) the effective date on which the reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or other capital stock or securities) for securities or other property deliverable upon the reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and the amount per share and character of the exchange applicable to the Warrant and the Warrant Shares.

5.             Sale Event.  Notwithstanding anything in this Warrant to the contrary, the Company shall have the right (exercisable in the sole and absolute discretion of the Board), but not the obligation, in connection with a Sale Event to make or provide for a cash payment to the Holder, in exchange for the cancellation of this Warrant, in an amount equal to the difference between (a) the value as determined by the Board of the consideration payable, or otherwise to be received by stockholders, per share of Common Stock pursuant to a Sale Event multiplied by the number of Warrant Shares then issuable under this Warrant and (b) the Aggregate Exercise Price of all Warrant Shares, subject to the other terms and conditions of the Sale Event (such as representations and warranties, holdback and escrow amounts, indemnification obligations and purchase price adjustments) to the extent applicable to Common Stock holders.

6.             Restrictions on Exercise.  Notwithstanding anything in this Warrant to the contrary, this Warrant may not be exercised if the issuance of Warrant Shares upon exercise or if the method of payment for the Warrant Shares would constitute a violation of any applicable laws or regulations, including, without limitation, applicable federal and state securities laws and regulations. The Company may require the Holder to make any representations and warranties to the Company as may be required by any applicable law or regulation (including, without limitation, applicable federal and state securities laws and regulations) before allowing this Warrant to be exercised. Without limiting the generality of the foregoing, Warrant Shares issued upon exercise of this Warrant may not be issued in the name of any Person other than the Holder unless the transfer conditions referred to in the legend endorsed on the cover page of this Warrant have been complied with to the satisfaction of the Company.  In addition, no Warrant Shares will be issued pursuant to the exercise of this Warrant unless the issuance and the exercise comply with all relevant requirements of any stock exchange upon which the Common Stock may then be listed.

7.             Transfer of Warrant. Subject to the transfer conditions referred to in the legend endorsed on the cover page of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant to the Company at its then principal executive offices with a properly completed and duly executed Assignment in the form attached hereto as Exhibit B, together with funds sufficient to pay any transfer taxes described in Section 3(f)(v) in connection with the making of the transfer. Upon compliance, surrender and delivery and, if required, payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in the instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant, if any, not assigned and this Warrant shall promptly be cancelled.

8.             Holder Not Deemed a Stockholder; Limitations on Liability. Prior to the issuance to the Holder of the Warrant Shares to which the Holder is then entitled to receive upon the due exercise of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether the liabilities are asserted by the Company or by creditors of the Company.

9.             Replacement on Loss; Division and Combination.

(a)           Replacement of Warrant on Loss. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to the Company and, in case of mutilation, upon surrender of this Warrant for cancellation to the Company, the Company at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Shares as the Warrant that was lost, stolen, mutilated or destroyed; provided, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

(b)           Division and Combination of Warrant. Subject to compliance with the applicable provisions of this Warrant as to any transfer or other assignment that may be involved in any division or combination, this Warrant may be divided or, following any division of this Warrant, subsequently combined with other Warrants, upon the surrender of this Warrant or Warrants to the Company at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the respective Holders. Subject to compliance with the applicable provisions of this Warrant as to any transfer or assignment that may be involved in the division or combination, the Company shall at its own expense execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants so surrendered in accordance with the notice. The new Warrant or Warrants shall be of like tenor to the surrendered Warrant or Warrants and shall be exercisable in the aggregate for an equivalent number of Warrant Shares as the Warrant or Warrants surrendered in accordance with the notice.

10.           Compliance with the Securities Act.

(a)           Agreement to Comply with the Securities Act; Legend. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 10 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that that the Holder shall not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise except under circumstances that will not result in a violation of the Securities Act or applicable state or federal securities laws. This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING THE SECURITIES IS EFFECTIVE UNDER THE SECURITIES ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO THAT EFFECT HAS BEEN RENDERED BY COUNSEL.”

(b)           Representations of the Holder. In connection with the issuance of this Warrant and each exercise of this Warrant, the Holder specifically represents, as of the Original Issue Date and each Exercise Date, to the Company as follows:

(i)           The Holder is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Holder is acquiring this Warrant and all Warrant Shares issued upon exercise for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act.

(ii)           The Holder understands and acknowledges that this Warrant and the Warrant Shares to be issued upon exercise are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under those laws and applicable regulations, the securities may be resold without registration under the Securities Act only in limited circumstances. In addition, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed by Rule 144 under the Securities Act and by the Securities Act.

(iii)          The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Shares. Subject to Section 10(b)(iv), the Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects and financial condition of the Company.

(iv)           The Holder acknowledges and agrees that neither the Company, nor any officer, director, employee or representative of the Company, nor any other Person has made or is making any representations or warranties of any kind or nature whatsoever, express or implied, beyond those expressly given by the Company in this Warrant.

11.           Warrant Register. The Company shall keep and properly maintain at its principal executive offices books for the registration of this Warrant and any transfers of this Warrant. The Company may treat the Person in whose name the Warrant is registered on the register as the Holder for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of the Warrant effected in accordance with the provisions of this Warrant.

12.           Notices. All notices, requests, consents, claims, demands, waivers and other communications under this Warrant shall be in writing and shall be given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF (or similar electronic format) document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the fourth day after the date mailed, by USPS certified or registered mail, return receipt requested, postage prepaid. Communications must be sent to the respective parties at the addresses indicated below (or at any other address for a party as specified in a notice given in accordance with this Section 12).

If to the Company:	Hawker Energy, Inc. 326 South Pacific Coast Highway Suite 102 Redondo Beach, CA 90277 E-mail: dkatic@hawkerenergyllc.com Attn: President

with a copy to (which shall not constitute notice):	Rutan & Tucker, LLP 611 Anton Blvd., Suite 1400 Costa Mesa, CA 92626 E-mail: gamber@rutan.com Attn: Gregg Amber, Esq. and E-Mail: gsleichter@rutan.com Attn: Garett Sleichter, Esq.

If to the Holder:	Sefton Resources, Inc. 2050 S. Oneida St., Suite 102 Denver, CO 80224 E-mail: kshort@seftonresources.com Attn: Kris Short

13.           Cumulative Remedies. The rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

14.           Equitable Relief. Each of the Company and the Holder acknowledges that a breach or threatened breach by that party of any of its obligations under this Warrant would give rise to irreparable harm to the other party for which monetary damages would not be an adequate remedy and agrees that in the event of a breach or a threatened breach by a party of any obligation, the other party shall, in addition to any and all other rights and remedies that may be available to it in respect of the breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

15.           Entire Agreement. This Warrant constitutes the sole and entire agreement of the parties to this Warrant with respect to the subject matter of this Warrant, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to its subject matter. In the event of any inconsistency between the provisions of this Warrant and the provisions of the Purchase Agreement, the provisions of this Warrant shall control.

16.           Successor and Assigns. This Warrant and the rights evidenced by this Warrant shall be binding upon and shall inure to the benefit of the parties and the successors of the Company and the successors and permitted assigns of the Holder. The successors and/or permitted assigns of the Holder shall be a Holder for all purposes of this Warrant.

17.           No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

18.           Headings. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.

19.           Amendment and Modification; Waiver. This Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party. No waiver by the Company or the Holder of any of the provisions of this Warrant shall be effective unless explicitly set forth in writing and signed by the waiving party. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by the written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver; nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise or the exercise of any other right, remedy, power or privilege.

20.           Severability. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, the invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable that term or provision in any other jurisdiction.

21.           Governing Law. This Warrant shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Nevada.

22.           Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Warrant or the transactions contemplated by this Warrant may be instituted in the federal courts of the United States of America or the courts of the State of California in each case located in the city of Los Angeles and County of Los Angeles, California, and each party irrevocably submits to the exclusive jurisdiction of those courts in any suit, action or proceeding. Service of process, summons, notice or other document by certified or registered mail to a party’s address set forth in this Warrant shall be effective service of process for any suit, action or other proceeding brought in any court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in these courts and irrevocably waive and agree not to plead or claim in any court that any suit, action or proceeding brought in any court has been brought in an inconvenient forum.

23.           Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Warrant is likely to involve complicated and difficult issues and, therefore, to the fullest extent permitted by law, each party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Warrant or the transactions contemplated by this Warrant.

24.           Counterparts. This Warrant may be executed in counterparts, each of which shall be an original, but all of which together shall be one and the same agreement. A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall have the same legal effect as delivery of an original signed copy of this Warrant.

25.           No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has duly executed this Warrant on the Original Issue Date.

Hawker Energy, Inc.

By:	/s/ Darren Katic
Darren Katic, President

Accepted and agreed,

Sefton Resources, Inc.

By:	/s/ Tom Milne
Tom Milne, Director

EXHIBIT A

FORM OF WARRANTHOLDER’S CERTIFICATE

THE UNDERSIGNED (“Purchaser”) is exercising the Warrant tendered with this Certificate, and in connection with the exercise, makes the following representations and warranties to Hawker Energy, Inc., a Nevada limited liability company (“Company”), with the knowledge and intent that the Company shall be entitled to rely thereon in delivering the shares of Common Stock of the Company (the “Warrant Shares”), to Purchaser upon exercise of the Warrant:

1.           Purchaser is acquiring the Warrant Shares for investment for his, her or its own account, and not with a view to or for sale in connection with any distribution thereof. Purchaser understands that the Warrant Shares to be purchased have not been registered pursuant to the Securities Act of 1933, as amended (“Act”), and the offer and sale of the Warrant Shares is intended to be exempt from registration under the Act, which exemption depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser’s representations as expressed herein.

2.           Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of his, her or its investment in the Warrant Shares, and Purchaser is capable of bearing the economic risks of the investment, including the risk of loss of his, her or its entire investment in the Warrant Shares.

3.           Purchaser acknowledges that the Company has made available to Purchaser or his, her or its agents all documents and information relating to an investment in the Warrant Shares requested by or on behalf of Purchaser.

4.           Purchaser is an “accredited investor” as that term is defined in Regulation D under the Act.

5.           The Warrant Shares issued on delivery of this Certificate shall bear the legends set forth in Section 10(a) of the attached Warrant, if required by that Section.

Executed as of ___________, 20__	PURCHASER:

ELECTION TO PURCHASE

Hawker Energy, Inc.
326 S. Pacific Coast Highway, Suite 102
Redondo Beach, California 90277
Attn: Darren Katic, President

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to purchase thereunder, ____ shares of Common Stock of Hawker Energy, Inc. (the “Warrant Shares”) provided for therein, and requests that certificates for the Warrant Shares be issued in the name of:

(Please Print or Type Name, Address and Social Security Number)

Method of Exercise (Please initial as applicable):

___          The undersigned elects to exercise the attached Warrant by means of a cash payment of the Exercise Price.

___          The undersigned elects to exercise the attached Warrant by means of a net exercise (as described in Section 3(b)(ii) of the attached Warrant.

Dated:  _________________, 20__

Name of Warrantholder or Assignee:

Address:

Signature:

Note: The above signature must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatever, unless the Warrant has been assigned.

EXHIBIT B

FORM OF ASSIGNMENT

(To Be Signed Only On Transfer Of Warrant)

For value received, the undersigned sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the attached Warrant to purchase shares of Common Stock of Hawker Energy, Inc. (the “Corporation”) into which the attached Warrant relates specified under the headings “Number of Warrants Transferred,” respectively, opposite the name(s) of the person(s) and appoints each and any officer of the Corporation as attorney to transfer the undersigned’s respective right on the register of warrants maintained by the Corporation with full power of substitution in the premises.

Transferees	Address	Number of Warrants Transferred

_________________	_________________	_________________

_________________	_________________	_________________

_________________	_________________	_________________

Dated:
(Signature must conform to name of Holder as specified on the face of the Warrant)

Address:

Signature Guarantee

ACCEPTED AND AGREED:

[TRANSFEREE]

(Name)

The signature of the Holder to this Assignment must correspond exactly with the name of the Holder as set forth on the face of the Warrant in every particular and the signature must be guaranteed by a U.S. chartered bank or by a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program.